Exhibit 5.1
[Letterhead of Sullivan & Cromwell LLP]
March 14, 2025
Lazard, Inc.,
30 Rockefeller Plaza,
New York, New York 10112.
Lazard Group LLC,
30 Rockefeller Plaza,
New York, New York 10112.
Ladies and Gentlemen:
We are acting as counsel to Lazard, Inc., a Delaware corporation (the “Company”), and Lazard Group LLC, a Delaware limited liability company (“Lazard Group”), in connection with the filing today by the Company and Lazard Group of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities under the Act:
•common stock, par value $0.01 per share, of the Company (the “Common Stock”);
•preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);
•warrants to purchase Common Stock or Preferred Stock (the “Warrants”);
•contracts of the Company to sell or purchase Common Stock or Preferred Stock (the “Stock Purchase Contracts”);
•units consisting of a Stock Purchase Contract and U.S. treasury securities or other applicable securities (the “Stock Purchase Units”);
•debt securities, including senior debt securities and subordinated debt securities, of Lazard Group (the “Debt Securities”); and
•guarantees of the Debt Securities (the “Guarantees”).
The Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Debt Securities, and Guarantees are collectively referred to herein as the “Securities”.
In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as

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we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:
(1)Common Stock. When the Registration Statement has become effective under the Act, the terms of the Common Stock and of their issuance and sale have been duly authorized and established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.
(2)Preferred Stock. When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, a certificate of designations with respect to the Preferred Stock has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable.
(3)Warrants. When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(4)Stock Purchase Contracts. When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which the Stock Purchase Contracts are to be issued have been duly established and such governing documents have been duly authorized, executed and delivered by the parties thereto, the terms of such Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents, the Common Stock

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or Preferred Stock underlying the Stock Purchase Contracts have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and the Stock Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(5)Stock Purchase Units. When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which the Stock Purchase Units are to be issued have been duly established and the applicable governing documents have been duly authorized, executed and delivered, the terms of the Stock Purchase Units and of their issuance and sale have been duly established in conformity with the applicable governing documents, the Common Stock or Preferred Stock underlying the Stock Purchase Units have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and the Stock Purchase Units have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Stock Purchase Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(6)Debt Securities and Guarantees. When the Registration Statement has become effective under the Act, the applicable indenture and any supplemental indenture thereto relating to the Debt Securities and the Guarantees have been duly authorized, executed and delivered, the terms of the Debt Securities and the Guarantees and of their issuance and, in the case of the Debt Securities, sale have been duly established in conformity with the applicable indenture, the Debt Securities have been duly executed and authenticated and the Guarantees have been duly executed, each in accordance with the applicable indenture, and the Debt Securities have been issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Lazard Group or the Company, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Lazard Group or the Company, as applicable, the Debt Securities will constitute valid and legally binding

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obligations of Lazard Group and the Guarantees will constitute valid and legally binding obligations of the Company, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend on various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.
The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible, and we have assumed, without independent verification, that the signatures on all documents examined by us are genuine. We have also assumed that the governing documents under which the Warrants, Stock Purchase Contracts, Stock Purchase Units, Debt Securities and Guarantees are to be issued have or will have been duly authorized, executed and delivered by all parties thereto other than the Company and Lazard Group, and that any resolutions subsequently adopted by (i) the Company’s Board of Directors authorizing the issuance and/or sale of any Warrants, Stock Purchase Contracts, Stock Purchase Units or Guarantees and (ii) Lazard Group’s Board of Directors authorizing the issuance and sale of any Debt Securities will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to any such resolutions from time to time.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP